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                                                                      Exhibit 21

                      MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 MARCH 10, 2005

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                                                                                   JURISDICTION OF
                                      NAME                                          INCORPORATION
                                      ----                                         ---------------
Matria Health Enhancement Co. (formerly Clinical-Management
  Systems, Inc.)                                                                    Georgia
            Quality Oncology, Inc.                                                  Delaware
            Matria Case Management, Inc. (d/b/a Options Unlimited)                  New York
Matria Women's and Children's Health, Inc. (formerly Matria Healthcare, Inc.)       Delaware
            *Matria Healthcare Puerto Rico, Inc. (being dissolved)                  Puerto Rico
            Matria of New York, Inc.                                                New York
            Matria Healthcare of Illinois, Inc.                                     Georgia
            *National Reproductive Medical Centers, Inc.                            Delaware
                        *Infertility Management Services, Inc.                      Delaware
                        *PFCC Liquidation Corp. (formerly Pacific Fertility
                         Centers of California, Inc.)                               California
                        *PFMG Liquidation Corp. (formerly Pacific Fertility
                         Medical Group, Inc.)                                       California
                        *PFPC Liquidation Corp. (formerly Pacific Fertility
                         Parenting Center, Inc.)                                    California
Diabetes Acquisition, Inc.                                                          Georgia
            Gainor Medical Acquisition Company                                      Georgia
                        Diabetes Management Solutions, Inc. (formerly USCI
                        Healthcare Management Solutions, Inc.)                      Delaware
                        *Diabetes Self Care, Inc.                                   Virginia
                        *Matria Laboratories, Inc.                                  Delaware
            Matria Holding GmbH                                                     Germany (LLC)
            (65% held by Diabetes Acquisition, Inc., 35% by Matria Healthcare,
            Inc.)
                        eu-Medical GmbH                                             Germany (LLC)
                        Dia Real GmbH & Co. KG                                      Germany (LLC)
Facet Technologies, LLC (formerly Gainor Medical North America, L.L.C.)             Georgia
                        Facet Technologies Limited (formerly Gainor
                         Medical United Kingdom Europe Limited)                     United Kingdom
MHI Insurance Ltd.                                                                  Vermont
*Shared Care, Inc.                                                                  Georgia

*Inactive

NOTE: The above subsidiaries (except for Matria Healthcare Puerto Rico, Inc., in which Matria owns a 51% interest and Matria Holding GmbH, in which Matria owns a 35% interest) are directly or indirectly 100% owned by Matria Healthcare, Inc.